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                          ADOBE SYSTEMS INCORPORATED

                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Adobe Systems Incorporated:

We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387,
No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502,
No. 33-83504, No. 33-84396 and No. 33-86482) on FORM S-8 of Adobe Systems
Incorporated of our reports dated December 20, 1994, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 25, 1994 and November 26, 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended November 25, 1994, appearing on page 58 of this FORM 10-K. As indicated in our report, we did not audit the consolidated financial statements of Aldus Corporation and subsidiaries, a company acquired by Adobe Systems Incorporated in a business combination accounted for as a pooling-of-interests. Those statements were auditied by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Aldus Corporation, is based solely on the reports of the other auditors.


                                       KPMG Peat Marwick LLP


San Jose, California
February 13, 1995

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